Exhibit 99.1

LRI Holdings, Inc., the Parent Company of Logan’s Roadhouse, Inc., Announces Financial Results for the Fourth Quarter and Fiscal Year 2012

Nashville, Tenn. – October 23, 2012 – LRI Holdings, Inc., the parent company of Logan’s Roadhouse, Inc., today announced financial results for the fourth quarter and fiscal year ended July 29, 2012.

	Successor				Predecessor
(In thousands)	Thirteen weeks ended July 29, 2012	Thirteen weeks ended July 31, 2011	Fifty-two weeks ended July 29, 2012	Period from October 4, 2010 to July 31, 2011	Period from August 2, 2010 to October 3, 2010	Combined fifty-two weeks ended July 31, 2011 (Non-GAAP)

Net sales	$159,753	$150,988	$629,987	$497,170	$93,762	$590,932
Restaurant operating profit	19,620	23,063	88,992	80,582	12,488	93,070
Restaurant operating margin	12.3%	15.3%	14.1%	16.2%	13.3%	15.7%
Net (loss) income	(52,096)	1,674	(46,528)	580	(224)	356
Adjusted EBITDA	$16,336	$19,951	$75,218	$71,816	$8,567	$80,383

Selected Highlights for the Fourth Quarter 2012 Compared to the Fourth Quarter 2011:
▪	Net sales increased 5.8% to $159.8 million from $151.0 million.
▪	Comparable restaurant sales declined 1.9%, average check increased by 3.1%, and customer traffic decreased by 4.9%.
▪	Restaurant operating profit decreased 14.9% to $19.6 million from $23.1 million.
▪
Net loss of $52.1 million compared to net income of $1.7 million.  Included in the fourth quarter 2012 results was a non-cash goodwill impairment charge of $48.5 million and non-cash restaurant impairment charges of $4.3 million. Excluding these non-cash impairment charges, adjusted net income for the fourth quarter of fiscal year 2012 was $0.8 million.

▪	Adjusted EBITDA decreased 18.1% to $16.3 million from $20.0 million.

Selected Highlights for Fiscal Year 2012 Compared to the Combined Fiscal Year 2011:
▪	Opened 19 new company-owned Logan’s Roadhouse® restaurants.
▪	Net sales increased 6.6% to $630.0 million from $590.9 million.
▪	Comparable restaurant sales declined 1.2%, average check increased by 3.7%, and customer traffic decreased by 4.7%.
▪	Restaurant operating profit decreased 4.4% to $89.0 million from $93.1 million.
▪
Net loss was $46.5 million compared to net income of $0.4 million.  Included in the fiscal year 2012 results was a non-cash goodwill impairment charge of $48.5 million and non-cash restaurant impairment charges of $4.4 million. Excluding these non-cash impairment charges, adjusted net income for the fiscal year 2012 was $6.4 million.

▪	Adjusted EBITDA decreased 6.4% to $75.2 million compared to $80.4 million.

Please see reconciliation tables of the non-GAAP measures of restaurant operating profit and margin and Adjusted EBITDA, to the most directly comparable GAAP measures included at the end of this release.

Additional discussion and analysis of the Company’s financial condition and results of operations can be found in its Annual Report on Form 10-K for the fiscal year ended July 29, 2012.  It is available at www.logansroadhouse.com under the investor relations section.

Thomas Vogel, President, Chairman, and Chief Executive Officer of Logan’s Roadhouse, Inc., stated, “Our fourth quarter and fiscal year results reflect a challenging economic and competitive environment, as well as the operational challenges we face with commodity inflation and sales deleveraging.  Traffic growth remains our top priority and we have focused our efforts on operational execution, menu innovation, traffic building messages, and refreshing our bars where we are encouraged to have gained traction in driving increased alcohol sales.”

Mr. Vogel concluded, “In view of the current environment, we are taking a conservative approach to managing our business and capital structure.  We have already proactively amended our credit agreement so that we can maintain adequate cushions in our financial covenants and we have also limited restaurant development to approximately 15 restaurants in fiscal year 2013 compared to 19 openings in fiscal year 2012.  We intend to continue funding our growth through operating cash flows and lease financing to protect our balance sheet and ensure that we can meet all of our financial obligations.  And while we are certainly disappointed to have incurred goodwill and restaurant impairment charges during the fourth quarter, these non-cash charges in no way affect our day to day operations, cash balances, or operating cash flows.”

Conference Call

The Company will host a conference call on Tuesday, October 30, 2012 at 4:00 p.m. ET to discuss its financial results for the fourth quarter and fiscal year 2012.  The conference call will be hosted by Thomas Vogel, President and Chief Executive Officer, and Amy Bertauski, Chief Financial Officer.

The domestic dial-in number for the call is 888-661-5140, and the international dial-in number is 913-312-0866.  Please call approximately 10 minutes in advance to ensure that you are connected prior to the presentation.  A telephone replay may be accessed by using the domestic replay number 877-870-5176 or the international replay number 858-384-5517; the passcode is 7604115.

About Logan’s Roadhouse

Logan’s opened its first restaurant in 1991 in Lexington, KY, and has grown as an affordable, full-service restaurant chain to 225 company-owned and 26 franchised Logan's Roadhouse restaurants in 23 states.  The Company’s mission is to recreate the traditional American roadhouse by offering consumers value-oriented, high quality, “craveable” meals for lunch and dinner served in the hospitable tradition and distinctive atmosphere reminiscent of an American roadhouse of the 1930’s and 1940’s.  Logan’s menu features specially seasoned aged steaks, fresh ground steak burgers, fresh chicken dishes and salads, fall-off-the-bone ribs, distinctive fresh-baked yeast rolls and bottomless buckets of peanuts.  LRI Holdings, Inc. is the parent company of Logan’s Roadhouse.

Contact
Investor Relations
InvestorRelations@logansroadhouse.com
(855) 255-2789

LRI HOLDINGS, INC CONSOLIDATED STATEMENTS OF OPERATIONS
	Successor				Predecessor
(In thousands)	Thirteen weeks ended July 29, 2012	Thirteen weeks ended July 31, 2011	Fifty-two weeks ended July 29, 2012	Period from October 4, 2010 to July 31, 2011	Period from August 2, 2010 to October 3, 2010	Combined fifty-two weeks ended July 31, 2011 (Non-GAAP)
	(unaudited)	(unaudited)
Revenues:
Net sales	$159,753	$150,988	$629,987	$497,170	$93,762	$590,932
Franchise fees and royalties	565	548	2,186	1,793	348	2,141
Total revenues	160,318	151,536	632,173	498,963	94,110	593,073
Costs and expenses:
Restaurant operating costs:
Cost of goods sold	53,098	49,838	207,225	162,805	29,172	191,977
Labor and other related expenses	46,533	44,269	184,310	145,258	28,578	173,836
Occupancy costs	12,570	11,484	48,780	36,817	8,046	44,863
Other restaurant operating expenses	27,932	22,334	100,680	71,708	15,478	87,186
Depreciation and amortization	5,355	4,569	20,309	14,588	3,112	17,700
Pre-opening expenses	720	542	4,808	2,984	783	3,767
General and administrative	6,789	6,076	25,373	30,460	14,440	44,900
Goodwill and intangible asset impairment	48,526	-	48,526	-	-	-
Store impairment and closing charges	4,330	25	4,438	25	-	25
Total costs and expenses	205,853	139,137	644,449	464,645	99,609	564,254
Operating (loss) income	(45,535)	12,399	(12,276)	34,318	(5,499)	28,819
Interest expense, net	10,134	10,237	39,748	33,823	3,147	36,970
Other income, net	-	-	-	(15)	(182)	(197)
(Loss) income before income taxes	(55,669)	2,162	(52,024)	510	(8,464)	(7,954)
Income tax (benefit) expense	(3,573)	488	(5,496)	(70)	(8,240)	(8,310)
Net (loss) income	(52,096)	1,674	(46,528)	580	(224)	356
Undeclared preferred dividend	-	-	-	-	(2,270)	(2,270)
Net (loss) income attributable to common stockholders	$(52,096)	$1,674	$(46,528)	$580	$(2,494)	$(1,914)

LRI HOLDINGS, INC. CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)	July 29, 2012 (Successor)	July 31, 2011 (Successor)
ASSETS
Current assets:
Cash and cash equivalents	$21,732	$19,103
Receivables	8,288	9,960
Inventories	12,349	11,370
Prepaid expenses and other current assets	4,294	3,367
Income taxes receivable	3,911	3,688
Deferred income taxes	2,046	2,207
Total current assets	52,620	49,695
Property and equipment, net	239,553	232,940
Other assets	18,527	19,492
Goodwill	284,078	331,788
Tradename	71,694	71,694
Other intangible assets, net	21,354	23,215
Total assets	$687,826	$728,824
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$21,193	$17,573
Payable to RHI	50	802
Other current liabilities and accrued expenses	55,268	52,315
Total current liabilities	76,511	70,690
Long-term debt	355,000	355,000
Deferred income taxes	32,561	37,746
Other long-term obligations	39,702	34,808
Total liabilities	503,774	498,244
Commitments and contingencies	-	-
Stockholder’s equity:
Common stock ($0.01 par value; 100 shares authorized; 1 share issued and outstanding)	-	-
Additional paid-in capital	230,000	230,000
Retained (deficit) earnings	(45,948)	580
Total stockholder’s equity	184,052	230,580
Total liabilities and stockholder’s equity	$687,826	$728,824

LRI HOLDINGS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)	Fiscal year 2012 (Successor)	Period from October 4, 2010 to July 31, 2011 (Successor)	Period from August 2, 2010 to October 3, 2010 (Predecessor)
Cash flows from operating activities:
Net (loss) income	$(46,528)	$580	$(224)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	20,309	14,588	3,112
Other amortization	1,289	4,502	241
Unrealized gain on interest rate swap	-	-	(182)
Loss on sale/disposal of property and equipment	3,467	765	203
Amortization of deferred gain on sale and leaseback transactions	(23)	(3)	(18)
Impairment charges for long-lived assets	4,438	25	-
Goodwill impairment	48,526	-	-
Share-based compensation expense	746	821	-
Tax benefit upon cancellation/exercise of Predecessor stock options	-	-	6,431
Deferred income taxes	(5,024)	(1,103)	(10,701)
Changes in operating assets and liabilities:
Receivables	1,672	(113)	126
Inventories	(979)	(1,114)	(205)
Prepaid expenses and other current assets	(927)	5,158	1,668
Other non-current assets and intangibles	(2,009)	(651)	(179)
Accounts payable	3,459	238	413
Payable to RHI	(48)	(19)	-
Income taxes payable/receivable	(223)	849	(3,985)
Other current liabilities and accrued expenses	2,898	(12,389)	4,942
Other long-term obligations	5,445	4,415	1,022
Net cash provided by operating activities	36,488	16,549	2,664
Cash flows from investing activities:
Acquisition of LRI Holdings, net of cash acquired	-	(311,633)	-
Loan to parent for repurchase of shares	(1,450)	-	-
Purchase of property and equipment	(48,609)	(32,998)	(7,036)
Proceeds from sale and leaseback transactions, net of expenses	16,200	1,793	1,656
Net cash used in investing activities	(33,859)	(342,838)	(5,380)
Cash flows from financing activities:
Proceeds from issuance of Senior Secured Notes	-	355,000	-
Payments for debt issuance costs	-	(19,207)	-
Contribution from parent	-	230,000	-
Repayment of Predecessor’s senior secured credit facility	-	(132,825)	-
Repayment of Predecessor’s senior subordinated unsecured mezzanine term notes, including prepayment premium	-	(87,576)	-
Payments on revolving credit facility	(18,400)	-	-
Borrowings on revolving credit facility	18,400	-	-
Net cash (used in) provided by financing activities	-	345,392	-
Increase (decrease) in cash and cash equivalents	2,629	19,103	(2,716)
Cash and cash equivalents, beginning of period	19,103	-	52,211
Cash and cash equivalents, end of period	$21,732	$19,103	$49,495

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements.  These forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or the negative thereof or similar terminology.  These statements are based on management’s beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available.  These statements are not statements of historical fact.  Examples of forward-looking statements in this press release include our targets for future new unit growth.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements.  Please refer to our Annual Report on Form 10-K for the fiscal year ended July 29, 2012, and subsequent periodic reports that we have filed with the Securities and Exchange Commission, for a discussion of risk factors that may contribute to these differences.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Non-GAAP Financial Measures

This press release also contains non-GAAP financial measures such as Restaurant Operating Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and the Combined presentation of the Predecessor and Successor periods of fiscal year 2011.  The Company believes that these measures, together with reconciliations to the most comparable GAAP measure, are helpful to both management and investors in understanding and analyzing financial performance.  However, the Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies.  These non-GAAP measures and the Combined presentation for fiscal year 2011 have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures.

To the extent we discuss any non-GAAP financial measures on the earnings call, a reconciliation of each measure to the most directly comparable GAAP measure is available in this press release. In addition, the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release includes a more detailed description of each of these non-GAAP financial measures, together with a discussion of the usefulness and purpose of such measures.

Restaurant Operating Margin

Restaurant operating margin represents net sales less (a) cost of goods sold, (b) labor and other related expenses, (c) occupancy costs and (d) other restaurant operating expenses, divided by net sales.   The following table sets forth a reconciliation of net sales to restaurant operating margin:

	Successor				Predecessor
(In thousands)	Thirteen weeks ended July 29, 2012	Thirteen weeks ended July 31, 2011	Fifty-two weeks ended July 29, 2012	Period from October 4, 2010 to July 31, 2011	Period from August 2, 2010 to October 3, 2010	Combined fifty-two weeks ended July 31, 2011 (Non-GAAP)
Net sales (A)	$159,753	$150,988	$629,987	$497,170	$93,762	$590,932
Restaurant operating expenses:
Cost of goods sold	53,098	49,838	207,225	162,805	29,172	191,977
Labor and other related expenses	46,533	44,269	184,310	145,258	28,578	173,836
Occupancy costs	12,570	11,484	48,780	36,817	8,046	44,863
Other restaurant operating expenses	27,932	22,334	100,680	71,708	15,478	87,186
Restaurant operating profit (B)	$19,620	$23,063	$88,992	$80,582	$12,488	$93,070
Restaurant operating margin (B / A)	12.3%	15.3%	14.1%	16.2%	13.3%	15.7%

EBITDA and Adjusted EBITDA

The following table sets forth a reconciliation of net (loss) income, the most directly comparable GAAP financial measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDAR.

	Successor				Predecessor
(In thousands)	Thirteen weeks ended July 29, 2012	Thirteen weeks ended July 31, 2011	Fifty-two weeks ended July 29, 2012	Period from October 4, 2010 to July 31, 2011	Period from August 2, 2010 to October 3, 2010	Combined fifty-two weeks ended July 31, 2011 (Non-GAAP)
Net (loss) income	$(52,096)	$1,674	$(46,528)	$580	$(224)	$356
Interest expense, net	10,134	10,237	39,748	33,823	3,147	36,970
Income tax (benefit) expense	(3,573)	488	(5,496)	(70)	(8,240)	(8,310)
Depreciation and amortization	5,355	4,569	20,309	14,588	3,112	17,700
EBITDA	(40,180)	16,968	8,033	48,921	(2,205)	46,716
Adjustments
Sponsor management fees(a)	250	188	1,000	795	205	1,000
Non-cash asset write-offs:
Goodwill impairment(b)	48,526	-	48,526	-	-	-
Restaurant impairment(c)	4,330	25	4,438	25	-	25
Loss on disposal of property and equipment(d)	1,256	318	3,341	741	164	905
Restructuring costs(e)	12	-	442	-	-	-
Pre-opening expenses (excluding rent)(f)	545	270	3,882	2,296	598	2,894
Hedging gain(g)	-	-	-	-	(182)	(182)
Losses on sales of property(h)	117	9	125	23	39	62
Non-cash rent adjustment(i)	1,257	1,083	4,610	4,478	(334)	4,144
Costs related to the Transactions(j)	-	802	43	13,671	10,272	23,943
Non-cash stock-based compensation(k)	216	252	746	821	-	821
Other adjustments(l)	7	36	32	45	10	55
Adjusted EBITDA	16,336	19,951	75,218	71,816	8,567	80,383
Cash rent expense(m)	9,238	8,653	36,626	26,877	7,128	34,005
Adjusted EBITDAR	$25,574	$28,604	$111,844	$98,693	$15,695	$114,388

(a)
Prior to the completion of the Transactions, sponsor management fees consisted of fees paid to our Predecessor owners under a management and consulting services agreement, which was terminated in connection with the Transactions. Following the completion of the Transactions, sponsor management fees consist of fees paid to the Kelso Affiliates under an advisory agreement.

(b)	We recorded a goodwill impairment charge in fiscal year 2012.
(c)	Restaurant impairment charges were recorded in connection with the determination that the carrying value of certain of our restaurants exceeded their estimated fair value.
(d)	Loss on disposal of property and equipment consists of the loss on disposal or retirement of assets that are not fully depreciated.
(e)	Restructuring costs include severance and other related costs.
(f)	Pre-opening expenses (excluding rent) include expenses directly associated with the opening of a new restaurant.
(g)	Hedging gain relates to fair market value changes of an interest rate swap and the related interest. The interest rate swap was terminated in connection with the Transactions.
(h)	We recognize losses in connection with the sale and leaseback of restaurants when the fair value of the property being sold is less than the undepreciated cost of the property.
(i)
Non-cash rent adjustments represent the non-cash rent expense calculated as the difference between GAAP rent expense and amounts payable in cash under the leases during such time period. In measuring our operational performance, we focus on our cash rent payments.

(j)
Costs related to the Transactions include: expenses related to business combination accounting recognized in connection with the Transactions, a one-time fee of $7.0 million paid to the Kelso Affiliates and legal, professional, and other fees incurred as a result of the Transactions.

(k)	Non-cash stock-based compensation represents compensation expense recognized for time-based stock options issued by RHI.
(l)	Other adjustments include ongoing expenses of closed restaurants, as well as inventory write-offs, employee termination buyouts and incidental charges related to restaurant closings.
(m)	Cash rent expense represents actual cash payments required under our leases.